Exhibit 21

                       SUBSIDIARIES OF THE REGISTRANT


The following is a listing of the subsidiaries of the Registrant:


                                                     Jurisdiction of
                                                      Organization
                                                      ------------

Energetics Incorporated               		        Maryland

Integrated Concepts and Research Corporation            District of Columbia

VSE Services International, Inc.		        Delaware